                                                               EXHIBIT 4(d)


                         RESPONSE TECHNOLOGIES, INC.
                     1990 NON-QUALIFIED STOCK OPTION PLAN
                                  AS AMENDED



        1. The Purpose of the Plan. This Plan is intended to provide an opportunity for individuals performing services to the Corporation, including officers, directors, Key Employees and consultants of the Corporation and its Affiliates, to acquire shares of the Corporation's Common Stock, providing an equity interest in the Corporation and additional compensation based on appreciation of the value of such stock. The Plan provides for the grant of stock Options which do not qualify as "incentive stock Options", as defined in
Section 422A of the Code, (a) as an incentive to service or continued service to the Corporation in order to aid the Corporation in obtaining and retaining key personnel of outstanding ability, and (b) in substitution for stock Options of companies which may be acquired by the Corporation.

        2. Definitions. For purposes of this Plan, the following terms will be defined as indicated:

                (a) "Affiliate" means any person or entity which controls, is controlled by, or under common control with, the Corporation.

                (b) "Board" means the Board of Directors of the Corporation.

                (c) "Cause" means habitual drug use or drunkenness, embezzlement of Corporation funds, conduct which is demonstrably injurious to the Corporation, or conviction of a felony, all as determined in good faith by the Board or Committee.

                (d) "Code" means the Internal Revenue Code of 1986, as amended.

                (e) "Committee" has the meanings prescribed in paragraphs 4 and 7.

                (f) "Common Stock" means the common stock of the Corporation, $.002 par value.

                (g) "Corporation" means Response Technologies, Inc., a Tennessee corporation.

                (h) "Disinterested" has the meaning prescribed by Rule 16b-3 from time to time.

                (i) "Fair Market Value" means the closing price of the Common Stock, as reported by the American Stock Exchange or by any national securities exchange upon which the Common Stock is traded. In the event the Common Stock is not listed on an exchange or traded in the over-the-counter market, then the Board or Committee will determine Fair Market Value, which determination will be made in good faith and will be binding.

                (j) "Key Employee" means a full-time salaried employee who, in the judgment of the Board or Committee, is instrumental to the success of the corporation or one of its Affiliates.

                (k)     "Option" means an Option granted pursuant to the Plan.

                (l) "Plan" means the Corporation's 1990 non-qualified stock Option plan described herein.

                (m) "Rule 16b-3" means Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended, as the rule may be amended from time to time.

                (n) "Substitute Option" is an Option granted in substitution for Options to purchase equity securities of a company acquired by the Corporation.

        3. Stock Subject to the Plan. In no event will the total number of shares of Common Stock issued or reserved for issuance under the Plan exceed 3,300,000. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

        4. Administration of the Plan. The Board may administer this Plan itself or may appoint a Committee of the Board to administer the Plan. The Committee will be so constituted as to permit the Plan to comply with Rule 16b-3. Subject to the provisions of the Plan, the Committee will have full authority and discretion to determine the directors, officers, Key Employees and outside consultants of the Corporation and its Affiliates to whom Options will be granted, the number of shares to be subject to each Option, the Option prices, and the exercise period for the Options. In making such determinations, the Committee may take into account the nature of the services rendered or to be rendered by such individuals, their past, present or potential contributions to the Corporation, and any other factors which the Committee deems relevant. Subject to the provisions of the Plan, the Committee will have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Option agreements (which need not be identical); and to make all other determinations necessary or advisable for the proper administration of the Plan. The Board may at any time remove members from or add members to the Committee, or may abolish the Committee and revest in the Board the administration of the Plan. Vacancies on the Committee, howsoever caused, will be filled by the Board.

        5. Option Agreement. Each grant of an Option will be evidenced by an Option agreement, executed by the holder of the Option and the Corporation, and such other instruments in such form as the Board or Committee approves from time to time, which instruments will (i) comply with and include expressly or by reference the terms and conditions set forth in this Plan, and (ii) may include such other provisions not inconsistent with the provisions of this Plan as the Board or Committee deems advisable, including provisions granting the holder the right to receive property at the time of exercise of the Option (provided that Section 83 of the Code applies to any such property other than cash). The terms and conditions of the Option agreements need not contain similar provisions. The granting of any Option under the Plan will not be deemed either to entitle the holder of the Option to, or to disqualify such holder from, participation in any other grant of Options under the Plan.

        6. Eligibility. Options may be granted to directors, officers, Key Employees and consultants of the Corporation and its present or future Affiliates; provided, however, that directors elected to the Board of Directors of the Corporation by Seafield Capital Corporation or any successor to Seafield Capital Corporation shall not be eligible to participate in the Plan; and, provided further, that Options granted to directors and officers of the Corporation under the Plan will comply with the provisions of paragraph 7 hereunder. Substitute Options may be granted to directors, officers, Key Employees and consultants of any company acquired by the Corporation (or any subsidiary of such acquired company) so long as such person is otherwise eligible to participate in the Plan.

        7. Granting of Options to Directors and Officers. Administrative discretion regarding the selection of any director or officer of the Corporation to whom Options may be granted pursuant to this Plan, or the determination of the number of shares of Common Stock which may be allocated under such Options, will be exercised by (i) the Board, if each member is Disinterested, or (ii) a Committee of two or more directors, each of whom is Disinterested.

        8. Terms and Conditions of Options. Subject to the following provisions, all Options shall be in such form and upon such terms and conditions as the Board or Committee, in its discretion, may from time to time determine.

                (a) Option Price. Except in the case of Substitute Options, the Option price per share shall be an amount determined by the Committee or the Board at the time the Option is granted, taking into account the market price of the Common Stock on such date, the value of services provided or to be provided by the recipient of the Options, and the overall value of the compensation of the recipient by the Corporation and its Affiliates. The Option price per share shall in no event be less than the par value of the Common Stock. In the case of Substitute Options, the Option price per share shall be determined by multiplying the market price of the Common Stock immediately prior to acquisition by the exchange ratio applicable to the class of equity securities of the acquired company subject to the acquired company's options immediately prior to acquisition, if any, or, if no such exchange ratio is applicable, by a factor determined by the Board. The Corporation will not be required to issue Options or Substitute Options for fractional shares, but may, in the discretion of the Board or Committee, round to the nearest whole share.

                (b) Option Term. No Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The date of grant will be the date on which the Board or Committee has approved the terms and conditions of the Option agreement evidencing the Option, has determined the recipient of the Option and the number of shares covered by the Option, and has taken all other action as is necessary to complete the grant of the Option.

                (c) Payment and Withholding. Payment for all shares purchased pursuant to exercise of an Option shall be made in cash or by delivery of unrestricted shares of Common Stock at Fair Market Value on the date of exercise. The payment will be made at the time the Option or any part thereof is exercised, and no shares will be issued until full payment therefor has been made. Payment in currency or by check, bank draft, cashier's check or postal money order will be considered payment in cash. In addition to the exercise price under the Option, the Corporation will have the right, if applicable, to require the holder of an Option to remit to the Corporation an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for shares issuable upon exercise of the Option.

                (d) Conditions to Exercise of an Option. Except in the case of a Substitute Option, no Option may be exercised to any extent until the holder will have been employed or retained by, or has served as a director of, the Corporation or one of its Affiliates continuously for at least three (3) months from the date of grant. Except as provided in subparagraph (f) below, an Option may not be exercised by the holder unless he is then, and continuously after the grant of the Option has been a director, officer, Key Employee or consultant of the Corporation or one of its Affiliates. No Option may be exercised by a holder with respect to fractional shares unless approved by the Board or Committee.

                (e) Nontransferability of Options. An Option will not be transferable or assignable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. An Option will be exercisable, during the holder's lifetime, only by him.

                (f) Termination of Employment or Death. In the event that a holder ceases to be employed or retained by, or to be a director of, the Corporation or any of its Affiliates for any reason other than his death, disability or termination for Cause and will no longer be employed or retained by, or a director of, any of them, such holder will have the right to exercise the Option under the Plan at any time within three (3) months after his termination of employment, retention or directorship to the extent his right to exercise the Option has accrued pursuant to the grant and had not previously been exercised at the date of termination. In the event of termination of employment, retention or directorship of the holder by reason of disability, the holder may not exercise an Option later than twelve (12) months after the date of such termination. If the holder of an Option dies while he is employed or retained by, or is a director of, the Corporation or one of its Affiliates, his Option may be exercised (to the extent that the holder will have been entitled to do so at the date of his death) by a legatee or legatees of the holder under his last will, or by his personal representatives or distributees, at any time during the twelve-month period following his death. Notwithstanding this subparagraph (f), no Option may be exercised more than ten (10) years after the date on which such Option was granted. For purposes of this subparagraph (f), employment, retention or directorship of a holder will not be deemed terminated so long as the holder is employed or retained by, or is a director of, the Corporation, an Affiliate or another company (or an Affiliate of another company) which has assumed this Option in a transaction to which Section 425(a) of the Code is applicable.

                (g) Changes in Capitalization; Merger; Liquidation. The number of shares of Common Stock covered by each outstanding
        Option will be proportionately adjusted, to the nearest whole share, for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any such adjustment to an outstanding Option will be made without changing the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option. If the Corporation is the surviving corporation in any merger or consolidation, each outstanding Option will pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in such merger or consolidation. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation will cause each outstanding Option to terminate, except for Options as to which another company assumes or substitutes another Option in a transaction to which Section 425(a) of the Code is applicable; provided, however, that, as to any Options which so terminate, each holder will have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, to exercise his Option in whole or in part without regard to any provisions deferring exercise contained herein. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, the adjustments will be made by the Board or Committee, whose determination will be conclusive. Except as expressly provided in this subparagraph
        (g), the holder of an Option will have no rights by reason of any subdivision or combination of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Corporation's shareholders of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The existence of the Plan and the Options granted pursuant to the Plan will not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer or all or part of the Corporation's business or assets, or any other corporate act or proceeding.

                (h) Each Option will be subject to the requirement that if at any time the Board or Committee determines that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval or any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Option or the issue or purchase of Common Stock thereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Board of Committee. The holder of the Option will supply the Corporation with such certificates, representations and information as the Corporation may request, including, without limitation, an investment letter certifying that all shares being purchased under an Option are being acquired for investment and not for the purpose of resale or distribution, and will otherwise cooperate with the Corporation in obtaining such listing, registration, qualification, consent or approval.

                (i) The grant of an Option under the Plan will be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, so long as at least six (6) months elapse from the date of grant of the Option until the date of its disposition (other than upon exercise or conversion) or the disposition of the underlying Common Stock.

        9. Termination and Amendment of the Plan. The Plan shall terminate at midnight on July 5, 2000, ten (10) years after the date of its initial adoption by the Board. No Option will be granted under the Plan after that date, but Options granted before termination of the Plan will remain exercisable thereafter until they expire or lapse according to their terms. The Plan may be terminated, modified or amended by the stockholders or Board, except that:

                (a) no such termination, modification or amendment, without the consent of the holder of an Option, will adversely affect his rights under such Option; and

                (b) any modification or amendment which would (i) increase the aggregate number of shares of Common Stock which may be issued under the Plan (other than an increase merely reflecting a change in capitalization, such as a stock, dividend or stock split), (ii) modify the designation of persons eligible to receive Options under the Plan, or (ii) materially increase the benefits accruing to officers or directors will be effective only if it is approved by the stockholders of the Corporation at the next annual meeting of stockholders after of date of adoption by the Board of such modification or amendment; provided, however, that in the event Rule 16b-3 from time to time provides that such amendments to the Plan may be made without shareholder approval, the provisions of Rule 16b-3 will control and the provisions of this paragraph 9 will automatically be modified to comply with Rule 16b-3 as then in effect.

        10. Compliance with Rule 16b-3. The Corporation will use its best efforts to maintain this Plan, and to assure that Options are granted and exercised under this Plan, in accordance with Rule 16b-3, as it may be amended from time to time, and any and all successor statutes and regulations of Rule 16b-3, including, without limitation, the seeking of any appropriate amendments to this Plan and all requisite approvals and consents of such amendments pursuant to paragraph 9.

        11. No Rights as Stockholder. A holder of an Option will have no rights as a stockholder with respect to any Common Stock covered by his Option until the date of issuance of a stock certificate to him by the Corporation following exercise, in whole or in part, of the Option.

        12. Corporation's Purchase of Common Stock. If a holder's employment, retention or directorship by the Corporation or an Affiliate terminates for Cause, the Corporation, at its discretion, may elect to purchase from the holder or his legal representative any or all Common Stock held by the holder as of the date of termination for a price per share equal to the Fair Market Value of a share of Common Stock at the time the Corporation exercises its Option. The Corporation's right to purchase the Common Stock will continue for a period of one year from the date of the holder's termination. The payment for shares acquired by the Corporation pursuant hereto will be made, in cash or by check, at the address of the holder as set forth in the stock records of the Corporation, or at such other location as the parties to the purchase may mutually agree. Upon payment by the Corporation in compliance with the provisions of this paragraph 12, the holder or his legal representative will deliver to the Corporation for cancellation the certificate(s) evidencing the Common Stock purchased by the Corporation. The failure of the holder or his legal representative to so deliver the certificate(s) will not impinge the validity of the Corporation's purchase.

        13. Indemnification of Board or Committee. In addition to other rights of indemnification as they may have as members of the Board, each member of the Board or Committee will be indemnified by the Corporation against all costs and expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all amounts paid by him in settlement thereof (provided the settlement is approved by legal counsel selected by the Corporation) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of a breach of the duty of loyalty or acts or omissions either not in good faith or which involve intentional misconduct or a knowing violation of law. Upon the institution of any such action, suit or proceeding, each Board or Committee member affected will notify the Corporation in writing of the same, giving the Corporation an opportunity, at its own expense, to handle an defend the same before the member undertakes to handle it on his own behalf.

        14. Stockholder Approval. This Plan, as amended, is subject to the approval of the holders of a majority of the outstanding shares of Common Stock of the Corporation at the next annual meeting of stockholders, and unless so approved, this Plan and any Option granted hereunder will become null and void on and after that date.